UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2021 (February 1, 2021)

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	001-39973	20-3537265
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 W. Flagler St, Suite 902

Miami, Florida 33130

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 611-3622

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CUEN	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock	CUENW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 4, 2020 (the “Closing Date”), Cuentas Inc. (the “Company”) sold an aggregate of 2,790,697 units at a price to the public of $4.30 per unit (the “Offering”), each unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant exercisable for five years to purchase one share of Common Stock at an exercise price of $4.30 per share (the “Warrants”), pursuant to that certain Underwriting Agreement, dated as of February 1, 2021 (the “Underwriting Agreement”), between the Company and Maxim Group LLC (the “Representative” or “Maxim”), as representative of the sole underwriter. In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45-day option to purchase up to 418,604 additional shares of Common Stock, and/or 418,604 additional Warrants, to cover over-allotments in connection with the Offering.

The Common Stock and the Warrants were offered and sold to the public pursuant to the Company’s registration statements on Form S-1 (File Nos. 333-249690 and 333-252642), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on October 28, 2020, as amended, and which became effective on February 1, 2021.

The Company received gross proceeds of approximately $12.0 million, before deducting underwriting discounts and commissions of eight percent (8%) of the gross proceeds and estimated Offering expenses, and intend to use the net proceeds from the Offering for sales and marketing; purchase of chip-based debit card stock for GPR and Starter cards; repayment of outstanding loans; research and development; and working capital and operating expenses purposes. The Company issued press releases announcing the pricing and closing of the Offering, which have been filed as Exhibits 99.1 and 99.2, respectively, to this report.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriter for losses or damages arising out of or in connection with the offering, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, certain existing stockholders and each of the Company’s directors and executive officers entered into “lock-up” agreements with the Underwriter that generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of 180 days following February 1, 2021. The Company has also agreed that it will not issue or announce the issuance or proposed issuance of any common stock or common stock equivalents for a period of 180 days following the closing date, other than certain exempt issuances.

Pursuant to the Underwriting Agreement, the Company also agreed to issue to the Underwriter warrants (the “Underwriter’s Warrants”) to purchase up to a total of 223,256 shares of Common Stock (8% of the shares of Common Stock sold in the Offering). The Underwriter’s Warrants are exercisable at $5.375 per share of Common Stock and have a term of five years. The Underwriter’s Warrants are subject to a lock-up for 180 days from the commencement of sales in the Offering, including a mandatory lock-up period in accordance with FINRA Rule 5110(e), and will be non-exercisable for six (6) months after February 1, 2021. A copy of the form of the Underwriter’s Warrant has been filed as Exhibit 4.1 to this report, and is incorporated herein by reference.

A copy of the Underwriting Agreement has been filed as Exhibit 1.1 to this report, and is incorporated herein by reference. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public to obtain factual information about the current state of affairs of the Company.

The total expenses of the offering are estimated to be approximately $1,388,000, which included Maxim’s expenses relating to the offering.

On February 4, 2021, the Company also entered into a Warrant Agency Agreement with Olde Monmouth Stock Transfer Co., Inc. (“Warrant Agency Agreement”), pursuant to which Olde Monmouth Stock Transfer Co., Inc. agreed to act as transfer agent with respect to the Warrants. A copy of the Warrant Agency Agreement has been filed as Exhibit 10.1 to this report, and is incorporated herein by reference.

The final prospectus relating to the Offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov. Copies of the final prospectus relating to the offering, when available, may be obtained from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, or from the above-mentioned SEC website.

The foregoing summary of the terms of the Underwriting Agreement, Warrant Agency Agreement (including the Warrants) and the Underwriter’s Warrant are subject to, and qualified in their entirety by reference to, copies of the Underwriting Agreement, Warrant Agency Agreements (including the Warrants) and the Representative’s Warrant that are filed as exhibits to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Offering, the Company’s common stock and warrants began trading on The NASDAQ Capital Market on February 2, 2021 under the symbols “CUEN” and “CUENW,” respectively.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2020, in connection with the IPO, the Company amended its bylaws to, among other items:

●	allow a majority of the directors to have the power to determine and declare whether a director was nominated in accordance with the prescribed procedures;
●	allow a majority of the directors to have the power to determine and declare whether a business proposal was made in accordance with the prescribed procedures;
●	allow the directors to appoint the chairman for each meeting of the shareholders;
●	require that committees of the board by comprised of at least three members, each of whom must be independent; and
●	allow for the compensation committee to review and approve compensation.

The foregoing description of the amendments to the Company’s bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the bylaws as amended, to be filed as an exhibit to Form 10-K.

On January 28, 2021, the Company filed Articles of Amendment to the Articles of Incorporation of the Company with the Secretary of State of Florida, pursuant to which, effective as of February 2, 2021, the Company effected a 1-for-2.5 reverse split of its authorized and issued and outstanding shares of Common Stock. A copy of the Articles of Amendment is attached as Exhibit 3.1.

No fractional shares will be issued as a result of the reverse stock split. Fractional shares will be rounded up the nearest whole share, after aggregating all fractional shares held by a stockholder. The CUSIP number for the Company’s Common Stock following the reverse stock split is 229794201. Stockholders who hold physical stock certificates representing the Company’s common stock prior to the reverse stock split may, but are not required to, contact our stock transfer agent, Olde Monmouth Stock Transfer Co., Inc., regarding the procedure for surrendering certificates representing pre-split shares in exchange for certificates representing post-split shares. Holders of certificates will not receive a new stock certificate representing post-split shares until the outstanding certificates representing such holder’s pre-split shares have been surrendered to the Company’s transfer agent. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive shares of post-reverse stock split common stock. Stockholders who hold shares of common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 1, 2021, by and between the Company and Maxim Group LLC, as representative of the several underwriters.

3.1	Articles of Amendment to Articles of Association.

4.1	Underwriter’s Warrant, dated February 4, 2021.

10.1	Warrant Agency Agreement, dated February 4, 2021, by and between the Company and Olde Monmouth Stock Transfer Co., Inc.

99.1	Press Release, dated February 1, 2021

99.2	Press Release, dated February 4, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cuentas Inc.

	By:	/s/ Arik Maimon
		Name:	Arik Maimon
		Title:	Chief Executive Officer

Dated: February 5, 2021

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